Exhibit 10.2
Award No. «Number»

RESTRICTED STOCK AWARD AGREEMENT
UNDER THE GUESS?, INC.
2004 EQUITY INCENTIVE PLAN

    This RESTRICTED STOCK AWARD AGREEMENT, dated as of the [DATE] (the “Award Agreement”), is entered into by and between Guess?, Inc., a Delaware corporation (the “Company”), and [First Name Last Name] (the “Grantee”).

    WHEREAS, the Grantee is currently a non-employee director (“Eligible Director”) of the Company and pursuant to the Guess?, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”), and upon the terms and conditions set forth in the Plan and this Award Agreement, the Company grants to the Grantee a restricted stock award (the “Award”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

    NOW, THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

1.Grant. Subject to the terms of the Plan and this Award Agreement, the Company hereby grants to the Grantee, effective as of [DATE] (the “Date of Grant”), an Award with respect to an aggregate of [Number] restricted shares of the Common Stock, par value $0.01 per share (the “Restricted Stock”).
2.Vesting. Subject to Section 7 below, the Award shall become vested as to 100% of the shares of Restricted Stock subject to the Award upon the first to occur of (a) the first anniversary of the Date of Grant, (b) immediately prior to the Company’s Annual Shareholders Meeting that occurs in the calendar year following the calendar year of the Date of Grant, or (c) the occurrence of a Change in Control, provided that Grantee has been continuously engaged as an Eligible Director from the Date of Grant through the first to occur of such dates.
3.Continuance of Service Required. The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the rights and benefits under this Award Agreement. Partial service, even if substantial, during the vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 7 below or under the Plan, except as otherwise expressly provided in the Plan.
4.Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 2 hereof, neither the Restricted Stock, nor any interest therein, amount payable in respect thereof, or Restricted Property (as defined in Section 5 hereof) may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company or (b) transfers by will or the laws of descent and distribution.
5.Voting; Dividends. After the Date of Grant, the Grantee shall have voting rights and dividend rights with respect to the Restricted Stock subject to the Award. Any securities or other property receivable in respect of the Restricted Stock as a result of any dividend or other distribution (other than cash dividends), conversion or exchange of or with respect to the shares (“Restricted Property” and, for the purposes of this Award Agreement, “Restricted Stock” shall include “Restricted Property,” unless the context otherwise requires) will be subject to the restrictions set forth in this Award Agreement and the Plan to the same extent as the shares to which such securities or other property relate and shall be held and accumulated for the benefit of the Grantee, but subject to such risks. The Grantee’s voting and dividend rights shall terminate immediately as to any shares that are forfeited back to the Company in accordance with Section 7.
6.Stock Certificates.
(a)    Book Entry Form. The Company shall, in its discretion, issue the shares of Restricted Stock subject to the Award either (i) in certificate form as provided in Section 6(b) below or (ii) in book entry form, registered in the name of the Grantee with notations regarding the applicable restrictions on transfer imposed under this Award Agreement.
(b)    Certificates to be Held by Company; Legend. Any certificates representing shares of Restricted Stock that may be delivered to the Grantee by the Company prior to vesting shall be immediately redelivered by the Grantee to the Company to be held by the Company until the restrictions on such shares shall have lapsed and the shares shall thereby have become vested or the shares represented thereby have been forfeited hereunder. Such certificates shall bear the following legend and any other legends the Company may determine to be necessary or advisable to comply with all applicable laws, rules, and regulations:
“The ownership of this certificate and the shares of stock evidenced hereby and any interest therein are subject to substantial restrictions on transfer under an Award Agreement entered into between the registered owner and Guess?, Inc. A copy of such Award Agreement is on file in the office of the Secretary of Guess?, Inc.”
(c)    Delivery of Shares Upon Vesting. Promptly after the vesting of any shares of Restricted Stock pursuant to Section 2 hereof, the Company shall, as applicable, either remove the notations on any shares of Restricted Stock issued in book entry form that have vested or deliver to the Grantee a certificate or certificates evidencing the number of shares of Restricted Stock that have vested. The Grantee (or the beneficiary or personal representative of the Grantee in the event of the Grantee’s death or disability, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The shares so delivered shall no longer be restricted shares hereunder.
(d)    Stock Power; Power of Attorney. Concurrent with the execution and delivery of this Award Agreement, the Grantee shall deliver to the Company an executed stock power in the form attached hereto as Exhibit A, in blank, with respect to the Restricted Stock. The Grantee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Award Agreement, the Company and each of its authorized representatives as the Grantee’s attorney(s) in fact to effect any transfer of unvested forfeited shares (or shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Award Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

7.Effect of a Termination of Service.
(a)    Except as expressly provided in Section 2, if Grantee ceases to be a member of the Board for any reason, any shares of Restricted Stock subject to the Award that are not fully vested and free from restriction as of the Grantee’s termination of service shall thereupon be forfeited and returned to the Company.
(b)    Upon the occurrence of any forfeiture of shares of Restricted Stock hereunder, such unvested, forfeited shares and related Restricted Property shall be automatically transferred to the Company, without any other action by the Grantee (or the Grantee’s beneficiary or personal representative in the event of the Grantee’s death or Disability, as applicable). The Company may exercise its powers under Section 6(d) hereof and take any other action necessary or advisable to evidence such transfer. The Grantee (or the Grantee’s beneficiary or personal representative, as applicable) shall deliver any additional documents of transfer that the Company may request to confirm the transfer of such unvested, forfeited shares and related Restricted Property to the Company.
8.Notices. Any notice required or permitted under this Award Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address in the records of the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Secretary, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.
9.Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
10.Governing Law. This Award Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Award Agreement is made and/or to be performed.
11.Amendments. The Plan may be amended pursuant to Section 18 of the Plan. This Award Agreement may be amended by the Board or the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Grantee’s rights under this Award Agreement requires the consent of the Grantee in order to be effective with respect to the Award.

12.No Right to Re-Election. Neither the grant of the Award nor the execution of this Award Agreement shall interfere in any way with the right of the Company to terminate its relationship with the Grantee at any time.
13.No Restriction on Right of Company to Effect Corporate Changes; Adjustments Upon Specified Events. Neither the grant of the Award, the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number and kind of securities subject to the Award. If any adjustment is made under Section 16(b) of the Plan, the restrictions applicable to the shares of Restricted Stock shall continue in effect with respect to Restricted Property received in respect of such Restricted Stock. Such Restricted Property shall vest at such times and in such proportion as the shares of Restricted Stock to which the Restricted Property is attributable. To the extent that the Restricted Property includes any cash (other than regular cash dividends provided for in Section 5 hereof), such cash shall be invested, pursuant to policies established by the Committee, in interest bearing, FDIC‑insured (subject to applicable insurance limits) deposits of a depository institution selected by the Committee, the earnings on which shall be added to and become a part of the Restricted Property.
14.Entire Agreement. This Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede any prior agreements and understandings, written or oral, concerning such matters. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement. This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.
15.Plan. The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof. Except as specifically provided in this Award Agreement, in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock awarded under the Plan or future restricted stock that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
17.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
18.Committee’s Powers. No provision contained in this Award Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Stock.
19.Termination of this Award Agreement. Upon termination of this Award Agreement, all rights of the Grantee hereunder shall cease.
20.Section 83(b) Election. The Grantee hereby acknowledges that, with respect to the grant of the Restricted Stock, an election may be filed by the Grantee with the Internal Revenue Service, within 30 days of the Date of Grant, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the Fair Market Value of the Restricted Stock on the Date of Grant.
THE GRANTEE HEREBY ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE RESPONSIBILITY OF THE COMPANY TO TIMELY FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE IN THE EVENT THE GRANTEE DESIRES TO MAKE SUCH AN ELECTION, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE COMPANY MAKES NO RECOMMENDATION AS TO WHETHER SUCH AN ELECTION SHOULD BE MADE.
21.No Advice Regarding Grant. The Grantee is hereby advised to consult with her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Restricted Stock (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award, the advantages and disadvantages of making an election under Section 83(b) of the Code with respect to the Award, and the process and requirements for such an election). Neither the Company nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award or the making an election under Section 83(b) of the Code with respect to the Award. In the event the Grantee desires to make make an election under Section 83(b) of the Code with respect to the Award, it is the Grantee’s sole responsibility to do so timely. The Grantee is solely responsible for any and all tax liability that may arise with respect to the Award.

[Remainder of page intentionally blank.
Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.
GUESS?, INC.,
a Delaware corporation

By:

Print Name:

Its:

GRANTEE

Signature

[First Name Last Name]
Print Name

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Award Agreement between Guess?, Inc., a Delaware corporation (the “Company”), and the individual named below (the “Individual”), dated as of ___________________, the Individual hereby sells, assigns and transfers to the Company an aggregate of ________ shares of Common Stock of the Company, standing in the Individual’s name on the books of the Company and, if such shares are in certificate form, represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Company, with full power of substitution in the premises.
Dated _____________, ________

Signature
[First Name Last Name]
Print Name
(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Company to exercise its sale/purchase option set forth in the Restricted Stock Award Agreement without requiring additional signatures on the part of the Individual.)